Vringo Announces $45 Million Registered Direct Offering of Common Stock

October 5, 2012 — Vringo, Inc. (NYSE MKT: VRNG) today announced that it has entered into subscription agreements for the sale of 10,344,998 shares of its common stock in a registered direct offering at a price of $4.35 per share, for gross proceeds of approximately $45 million.

The shares were offered directly to five existing institutional investors without a placement agent or underwriter.

"We are entering court mandated settlement discussions with Google on Tuesday, and trial is scheduled to begin the following week, on October 16th. Upon closing the financing, the company will have over $55 million of cash, and Vringo will be in a position of strength. We are pleased with the confidence our investors have shown in our business plan and growth strategy," said Andrew Perlman, Chief Executive Officer of Vringo.

The sale and issuance of the shares is expected to close on or about October 9, 2012, pending NYSE MKT approval.

Additional Information

The sale and issuance of the shares is being made pursuant to a prospectus supplement dated August 9, 2012 and an accompanying prospectus dated August 2, 2012, pursuant to Vringo's effective "shelf" registration statement on Form S-3 (File No. 333-182823), which was filed with the Securities and Exchange Commission on July 24, 2012 and was declared effective on August 2, 2012.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Vringo, Inc. nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of mobile technologies and intellectual property. Vringo's intellectual property portfolio consists of eleven patents, eight of which were acquired from Lycos, Inc., as well as over twenty patent applications. Vringo operates a global platform for the distribution of mobile social applications and services including Facetones® and Video Ringtones which transforms the basic act of making and receiving mobile phone calls into a highly visual, social experience. For more information, visit: www.vringoIP.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: the inability to realize the potential value created by the merger with Innovate/Protect for our stockholders; our inability to raise additional capital to fund our combined operations and business plan; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; potential competition from other providers and products; our inability to license and monetize the patents owned by Innovate/Protect, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"). Investors and stockholders are also urged to read the risk factors set forth in the definitive proxy statement/prospectus filed with the SEC on June 21, 2012. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777 (o)

cliff@vringo.com

Media:

Caroline L. Platt

The Hodges Partnership

804-788-1414 (o)

804-317-9061 (m)

cplatt@hodgespart.com